UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 17, 2007, BKD, LLP (“BKD”) resigned as Freedom Financial Group, Inc.’s independent registered public accounting firm (auditor).

BKD’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2006, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2006, 2005 and 2004 and through August 17, 2007, there were no disagreements with BKD on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to BKD’s satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company’s consolidated financial statements for such periods.

In addition, the Company believes there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during the years ended December 31, 2006 and 2005 and through August 17, 2007.

The Company has provided BKD a copy of the foregoing statements and requested that BKD provide the Company with a letter addressed to the United States Securities and Exchange Commission (the “SEC”) stating whether BKD agrees with the foregoing statements. A copy of BKD’s letter to the SEC dated August 20, 2007 regarding the statements made by the Company in this Form 8-K is filed herein as Exhibit 16.1.

On August 21, 2007 the Company, upon the recommendation of the Audit Committee of the Company’s Board of Directors, appointed Weaver & Martin, LLC of Kansas City, Missouri as the Company’s independent registered public accounting firm (auditor) for the remainder of the fiscal year ending December 31, 2007.

Item 9.01 Exhibits

Exhibit	Description
16.1	Letter from BKD, LLP to the United States Securities and Exchange Commission dated August 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.

Date: August 21, 2007	By:	/s/ Jerald L. Fenstermaker
President and Chief Executive Officer